EXHIBIT 4.3

                    ANDERSEN GROUP INDIVIDUAL RETIREMENT PLAN


















                              Amended and Restated
                            Effective January 1, 1989
                       Except as Otherwise Provided Herein


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                    ANDERSEN GROUP INDIVIDUAL RETIREMENT PLAN


                                Table of Contents
                                                                           PAGE

PREAMBLE.......................................................................1

ARTICLE I.  DEFINITIONS........................................................2

ARTICLE II. ADMINISTRATION OF THE PLAN........................................14

         2.01.  Appointment of Plan Administrator.............................14
         2.02.  Named Fiduciaries.............................................14
         2.03.  Agents........................................................15
         2.04.  Procedures....................................................15
         2.05.    Administrator's Powers and Duties...........................15
         2.06.  Liability and Indemnification of Administrator................17
         2.07.  Standard of Review............................................18
         2.08.  Resignation or Removal........................................18
         2.09.  Miscellaneous.................................................18
         2.10.  Establishment of Funding Policy...............................18

ARTICLE III. PARTICIPATION IN PLAN ...........................................20

         3.01.  Conditions of Eligibility ....................................20
         3.02.  Participation ................................................20
         3.03.  Termination of Participation .................................20

ARTICLE IV.  CONTRIBUTIONS ...................................................21

         4.01.  Employee Salary Reduction
                      Contributions ..........................................21
         4.02.  Employer Contributions .......................................26
         4.03.  Limitations upon Contributions ...............................29
         4.04.  Rollover Contributions .......................................32
         4.05.  Administrative Expenses ......................................33

ARTICLE V.  ALLOCATION OF EMPLOYER CONTRIBUTIONS
                      AND FORFEITURES ........................................34

         5.01.  Employer Minimum Contribution ................................34
         5.02.  Forfeitures ..................................................35


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                                                                            PAGE

ARTICLE VI.  INVESTMENT PROVISIONS ...........................................36

         6.01.  Investment Funds .............................................36
         6.02.  Investment of Contributions ..................................36
         6.03.  Transfer between Funds .......................................36
         6.04.  Investment of Investment Funds ...............................36
         6.05.  Accounting for Participants' Shares ..........................37
         6.06.  Adjustment for Investment Experience .........................37
         6.07.  Composition of Accountings ...................................37

ARTICLE VII. VESTING .........................................................38

         7.01.  Regular Vesting ..............................................38
         7.02.  Accelerated Vesting for Top-Heavy Plan .......................39

ARTICLE VIII.  WITHDRAWALS ...................................................40

         8.01.  Withdrawal of Funds ..........................................40

ARTICLE IX. DISTRIBUTION OF BENEFITS .........................................42

         9.01.  Separation from Service ......................................42
         9.02.  Death Benefits ...............................................44
         9.03.  Valuation for Distribution ...................................46
         9.04.  Service Credits ..............................................46
         9.05.  Joint and Survivor Annuity or Preretirement
                   Survivor Annuity ..........................................48
         9.06.  Distribution Requirements.....................................51

ARTICLE X.  QUALIFIED DOMESTIC RELATIONS ORDERS  .............................54

         10.01.  General Rules ...............................................54
         10.02.  Definitions .................................................54
         10.03.  Distributions ...............................................56
         10.04.  Notice ......................................................56
         10.05.  Plan Procedures .............................................56
         10.06.  Segregation and Payment of Benefits..........................57


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                                                                            PAGE


ARTICLE XI.  TRUST ...........................................................59

         11.01.  Trustee .....................................................59
         11.02.  Trust for Exclusive Benefit
                       of Employees ..........................................59

ARTICLE XII.  AMENDMENT, TERMINATION AND MERGER ..............................61

         12.01.  Amendment ...................................................61
         12.02.  Termination; Discontinuance
                       of Contributions ......................................61
         12.03.  Merger ......................................................62

ARTICLE XIII.  MISCELLANEOUS .................................................63

         13.01.  Participants' Rights ........................................63
         13.02.  Non-Assignability of Benefits ...............................63
         13.03.  Delegation of Authority by Employer .........................64
         13.04.  Construction of Plan ........................................64
         13.05.  Gender and Number ...........................................64
         13.06.  Approval of Internal Revenue Service ........................64
         13.07.  Incapacity to Receive Distributions .........................64
         13.08.  Location of Participant
                       or Beneficiary ........................................65


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                    ANDERSEN GROUP INDIVIDUAL RETIREMENT PLAN






                                P R E A M B L E:

         Andersen Group, Inc. (the "Company") wishes to promote interest in the successful operation of its business, and provide its employees with an opportunity to accumulate funds for their retirement. To implement this wish, the Company has adopted the Andersen Group Individual Retirement Plan effective May 1, 1982 (the "Plan"). The Plan is hereby amended effective January 1, 1989, to comply with the Tax Reform Act of 1986 and other current laws and regulations and to reflect amendments to the Plan on or after such date.


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                                    ARTICLE I
                                   DEFINITIONS

         1.01 "Account Balance." The amounts credited to the Salary Reduction Contribution Account, Employer Matching Contribution Account and Rollover Contribution Account established and maintained on behalf of each Participant at any point in time.
         1.02 "Administrator." The person or persons appointed to manage and administer the Plan as provided in Article II.
         1.03 "Allocation Date." The last day of each Plan Year and/or such other dates as the Administrator shall determine to allocate investment experience as provided in Section 6.06.
         1.04 "Authorized Leave of Absence." Any absence authorized by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Employee returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace, and further provided that the Employee returns to employment with the Employer within the period provided by law.
         1.05 "Beneficiary." One or more persons and/or trusts and/or estates designated in accordance with this Plan to receive benefits upon the death of a Participant.
         1.06 "Break in Service." A Break in Service is a Plan Year during which the Employee completes no more than 500 Hours of Service.
         1.07 "Code." The Internal Revenue Code of 1986 as it has been and as it may be amended from time to time and any regulations promulgated thereunder and interpretations thereof as such may affect this Plan.
         1.08 "Company." Andersen Group, Inc., a corporation with its principal offices in the State of Connecticut.
         1.09 "Compensation." The entire amount of each Employee's compensation paid by the Employer during the Plan Year to such Employee while such Employee is a Participant in the Plan, plus Salary Reduction Contributions made under this Plan and any amounts contributed by the Employee under a cafeteria plan meeting the requirements of Section 125 of the Code, but excluding any amounts contributed to any employee benefit plan for which a deduction is permitted under Section 404 of the Code. Compensation shall not include Compensation of any Employee in excess of $200,000 (increased as permitted under Section 401(a)(17) of the Code, to reflect cost-of-living adjustments); provided, however, that effective January 1, 1994, Compensation shall not include Compensation of any Employee in excess of $150,000 (increased as permitted under
Section 401(a)(17) of the Code, to reflect cost-of-living adjustments). For all other purposes of the Plan, Compensation shall have the meaning prescribed by such Section. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the adjusted $200,000 or $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individual's Compensation determined under this Section prior to the application of this limitation.
         1.10 "Determination Date." The last day of the preceding Plan Year.
         1.11 "Early Retirement Date." The first day of the month coinciding with or following the date, if any, on which a Participant who has attained the age of 55 and has completed 10 Years of Service elects to retire prior to his Normal Retirement Date.
         1.12 "Effective Date." May 1, 1982, except that the provisions of this amended and restated Plan shall be effective on January 1, 1989, except as otherwise provided herein.
         1.13 "Employee." A person who is receiving remuneration for personal services rendered to the Employer, or who would be receiving such remuneration except for an Authorized Leave of Absence.
         1.14 "Employer." The Company and Microtime, Inc. and any successor thereto which adopts this Plan in writing and any other company (or successor thereto) which adopts this Plan in writing and in conjunction with the Company. Effective January 1, 1992, The J.M. Ney Company shall also be an Employer hereunder. Effective April 19, 1993, New Microtime, Inc. shall also be an Employer hereunder.
         1.15 "Employer Matching Contributions." The matching contributions made by the Employer in accordance with Section 4.02(a).
         1.16 "Employer Matching Contribution Account." The account established in accordance with Section 4.02(a) for each Participant to record the Participant's share of Employer Matching Contributions and Fund appreciation.
         1.17 "Entry Date." The first day of each payroll period.
         1.18 "ERISA." The Employee Retirement Income Security Act of 1974, as it has been and may be from time to time amended and any regulations promulgated thereunder and interpretations thereof as such may affect this Plan.
         1.19 "Five Percent Owner." An Employee who owns more than 5% of the value of the outstanding stock of the Employer or stock possessing more than 5% of the total outstanding combined voting power of all stock of the Employer. An Employee shall be considered to own stock that he owns directly and also stock that he is deemed to own under Section 318 of the Code but substituting "5 percent" for "50 percent" in Section 318(a)(2)(C).
         1.20 "Fund." The corpus and all earnings, appreciation and additions held by the Trustee under this Plan for the exclusive benefit of Participants and their Beneficiaries.
         1.21 "Highly Compensated Employee." Any Employee who, during the current or the immediately preceding Plan Year:
                  (a) was at any time a Five Percent Owner of the Employer;
                  (b) received Compensation in excess of $75,000, as adjusted pursuant to Section 414(q)(1) of the Code;
                  (c) received  Compensation  in excess of $50,000,  as adjusted pursuant to Section 414(q)(1) of the Code, and was in the top paid 20% of all Employees (as determined in accordance with Section 414(q) of the Code); or
                  (d) was an officer of the Employer with Compensation in excess of one-half (1/2) times the amount then in effect under Section 415(b)(1)(A) of the Code; provided that no more than 50 Employees or, if lesser, the greater of ten percent (10%) of all Employees or three (3) Employees shall be treated as officers. If no officer receives Compensation in excess of one-half (1/2) times the amount then in effect under Section 415(b)(1)(A) of the Code, the highest compensated officer for such Plan Year shall be considered a Highly Compensated Employee.
         If an Employee did not qualify as a Highly Compensated Employee under clauses (b), (c) or (d) of this Section in the preceding Plan Year, such Employee must be among the highest paid 100 Employees in the current Plan Year to be considered a Highly Compensated Employee for the current Plan Year. For purposes of this definitional Section, "Compensation" means compensation as defined in Section 414(s) of the Code but including salary reduction amounts excluded from income under Sections 125, 402(a)(8) and 402(h)(1)(B) of the Code.
         For purposes of this Section, if an Employee is a member of the family (as defined in Section 414(q)(6)) of a Five Percent Owner or an Employee among the ten most Highly Compensated Employees, such individual shall not be considered as a separate Employee, but his compensation shall be treated as if it was paid to such Five Percent Owner or other Employee. For purposes of
Section 4.01(e) of the Plan, members of the family who would otherwise be aggregated shall be aggregated.
         For purposes of this definitional  Section,  the provisions of Sections
(b), (c), (m), (n), and (o) of Code Section 414 shall be applied. A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from service or was a Highly Compensated Employee at any time after attaining age 55.
         1.22  "Hour of Service."
                  (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer during the applicable computation period, which hours shall be credited to the Employee for the computation period or periods in which the duties were performed.
                  (b) Each hour, but not in excess of 501 hours in one continuous period, for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed by the Employee (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, which hours shall be credited to the computation period or periods in which the period during which no duties are performed occurs.
                  (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to be paid to an Employee by an Employer, which hours shall be credited to the Employee for the computation period to which the award or agreement pertains, rather than the computation period in which the payment is made.
                  (d) Solely for purposes of determining whether an Employee has a Break in Service, an Employee shall be credited with up to five hundred and one (501) Hours of Service for any Plan Year during which the Employee does not perform any duties by reason of:
                           (i)      the pregnancy of the Employee,
                           (ii)     the birth of a child of the Employee,
                           (iii)    the  placement  of a child with the Employee
                                    in  connection  with  the  adoption  of such
                                    child by such individual, or
                           (iv)     the  caring  for  such  child  for a  period
                                    beginning  immediately  following such birth
                                    or placement.
         An Employee shall only be credited with the number of hours which would normally have been credited but for such absence or, if the number of such hours is unable to be determined, eight (8) hours per working day of such absence. Such hours shall be credited in the Plan Year in which the absence begins if such absence would prevent an Employee from completing more than five hundred
(500) Hours of Service during such year or, in any other case, in the following Plan Year. No Hours of Service shall be credited under this paragraph unless the Employee furnishes to the Administrator timely information to establish the appropriate reasons for any absence and the number of days for which there was such an absence.
                  (e) Hours of Service shall be determined and credited pursuant to the rules of the Administrator which are consistent with ERISA, including Labor Regulation Section 2530.200b-2.
         1.23 "Investment Funds." The investment funds provided for in Section 6.01.
         1.24 "Key Employee." An Employee who during the Plan Year ending on the Determination Date or any of the four preceding Plan Years is:
                  (a) an officer of the Employer with Compensation in excess of one-half (1/2) times the amount then in effect under Section 415(b)(1)(A) of the Code;
                  (b) one of the ten (10) Employees owning the largest interests in the Employer and owning at least one-half percent (1/2%) of the Employer with Compensation in excess of the amount then in effect under Section 415(c)(1)(A) of the Code (for purposes of this subparagraph (b), the Employee having the highest Compensation shall be deemed to own the largest interest);
                  (c) a Five Percent Owner of the Employer; or
                  (d) a One Percent Owner of the Employer with Compensation in excess of $150,000.
     An Employee shall be considered to own stock that he ownsdirectly and stock he is deemed to ownpursuant to Section 318 of the Code after substituting "5 percent" for "50 percent" in Section 318(a)(2)(C). The number of officers that may be considered Key Employees is the lesser of ten percent (10%) of all Employees or fifty (50); provided, however, that at least three (3)Employees may be considered Key Employees regardless of the number of Employees. For purposes of determining the number of officers, Employees described in Section 414(q)(8) shall be excluded. For purposes of this Section, "Compensation" means compensation as defined in Section 414(s) of the Code. For purposes of this definitional Section, the term "Key Employee" shall include any former Employee or any Beneficiary of a Key Employee.
         1.25 "Non-Highly Compensated Employee." Any eligible Employee who is not a Highly Compensated Employee for a Plan Year.
         1.26 "Non-Key Employee." Any eligible Employee who is not a Key Employee for a Plan Year.
         1.27 "Normal Retirement Date." The first day of the month coinciding with or next following the later of (i) the date on which a Participant reaches age 65 or (ii) the fifth anniversary of the date on which a Participant first became eligible to participate in the Plan.
         1.28 "One Percent Owner." An Employee who owns more than one percent (1%) of the value of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer. An Employee shall be considered to own stock that he owns directly and also stock that he is deemed to own under Section 318 of the Code but substituting "5 percent" for "50 percent" in Section 318(a)(2)(C).
         1.29 "Participant." An Employee who has met the conditions of eligibility and participation prescribed in Article III and for whose benefit, or for whose Beneficiary, the Trustee holds or will hold assets until his Accounts have been fully distributed.
         1.30 "Plan." The Andersen Group Individual Retirement Plan also known as the Andersen Group 401(k) Plan, as from time to time amended.
         1.31 "Plan Year." Each twelve-month period commencing on January 1 and ending on December 31.
         1.32  "Rollover  Contribution  Account."  The account established in
accordance   with  Section  4.04  for  each   Participant   to  record  the
Participant's Rollover Contributions, if any, and Fund appreciation.
         1.33 "Rollover Contributions." The contributions made by a Participant in accordance with Section 4.04.
         1.34 "Salary Reduction Contribution Account." The account established
in accordance with  Section  4.01  for  each   Participant   to  record  the
Participant's Salary Reduction Contributions, if any, and Fund appreciation.
         1.35 "Salary Reduction Contributions." The contributions made on a salary reduction basis by a Participant in accordance with Section 4.01.
         1.36 "Separation from Service." The date of an Employee's death, retirement, resignation or discharge, or any absence that causes him to cease to be an Employee.
         1.37   "Top-Heavy Plan."
                  (a) If the Employer does not maintain any other plans, the Plan shall be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the Account Balances of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate Account Balances of all Participants under the Plan; or
                  (b) If the Employer maintains or maintained any plan in addition to this Plan (whether or not terminated) and if any such other plan has any Participant who is a Key Employee or enables any plan with Key Employees to meet the discrimination and coverage tests of Sections 401(a)(4) or 410 of the Code, then the Plan shall be a Top-Heavy Plan if for such Plan Year, as determined as of the Determination Date, the sum of the present value of cumulative benefits accrued under any such other defined benefit plan, such value to be determined by applying the actuarial assumptions stated in any such plan, for Key Employees plus the aggregate of the Account Balances of Key Employees under all such other plans that are defined contribution plans and under this Plan, exceeds sixty percent (60%) of the present aggregate value of a similar sum determined for all Participants in all plans.
                  (c) For purposes of this Section, the Account Balances and present value of cumulative benefits accrued under any defined benefit plan of former Key Employees and of former Participants or Beneficiaries who have not performed any services for the Employer within the five (5) year period ending on the last Determination Date shall be excluded. For purposes of this Section, all distributions made within the five (5) year period ending on the last Determination Date shall be included in the Account Balances of all Key Employees, Participants, former Participants and Beneficiaries.
         1.38 "Total and Permanent Disability." Incapacity, physical or mental, permanent in nature, resulting from a medically determinable physical or mental impairment, which results in an Employee being unable to continue in the service of the Employer and which can be expected to result in death or to be of long, continued and indefinite duration. The Administrator shall be the sole judge of whether a disability exists.
         1.39 "Trust." The trust created by the Employer and the Trustee by a trust agreement to hold and invest the assets contributed under the terms of this Plan.
         1.40 "Trust Agreement." The trust agreement entered into between the Employer and Trustee to hold and invest the assets contributed under the terms of this Plan and the Trust.
         1.41 "Trustee." Such individual or corporate fiduciary or fiduciaries as may be duly appointed by the Board of Directors of the Company to hold the assets of the Fund pursuant to the terms of this Plan and the Trust.
         1.42 "Valuation Date." The last day of each Plan Year and/or such other dates as the Administrator shall determine to value the Fund.
         1.43  "Year of Service."
                  (a) For purposes of eligibility to participate in the Plan, a Year of Service shall be the 12-consecutive-month period beginning on the first day of an Employee's employment with the Employer in which the Employee completes 1,000 or more Hours of Service, or if this condition is not satisfied in that period, any Plan Year which includes the anniversary date of his commencement of employment, in which the Employee has completed 1,000 or more Hours of Service.
                  (b) For purposes of vesting, a Year of Service shall be a Plan Year during which the Employee completes 1,000 or more Hours of Service.
                  (c) Solely for purposes of eligibility, former employees of the Digital Graphics Division of the Grass Valley Group who became Employees of New Microtime, Inc. on October 20, 1994 shall receive credit for Years of Service from the date of their original hire at the Digital Graphics Division.

                                   ARTICLE II
                           ADMINISTRATION OF THE PLAN

         2.01 Appointment of Administrator. The Company shall be the plan administrator within the meaning of Section 414(g) of the Code. The Company shall delegate the administration of the Plan to an Administrator who shall be appointed by and serve at the pleasure of the board of directors of the Company. All usual and reasonable expenses of the Administrator may be paid in whole or in part by the Company, and any expenses not so paid shall be paid by the Trustee out of the assets of the Trust. An Administrator who receives full-time pay from the Employer shall not receive compensation with respect to services.
         2.02 Named Fiduciaries. The Company and the Administrator shall be "named fiduciaries" within the meaning of ERISA. The Company, Administrator, Employer, and Trustee shall have only such responsibilities as are specifically allocated to them in this Plan and the Trust Agreement.
                  (a) Trustee. The Trustee shall have exclusive responsibility for the control and management of the assets of the Fund, as provided in the Trust Agreement.
                  (b) Administrator. The Administrator shall have responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan and Trust Agreement. If more than one person is serving as the Administrator, any act which this Plan authorizes or requires the Administrator to do may be done by a majority of such persons, and the action of such majority expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Administrator.
                  (c) The Company, as Plan Sponsor. The Company shall be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement, including the right to remove or replace the Trustee and the Administrator. Any authority assigned or reserved to the Company under the Plan and Trust Agreement, other than responsibilities assigned to the Administrator, shall be exercised by resolution of the Company's Board of Directors, and shall become effective, with respect to the Trustee, upon written notice to the Trustee signed by the President, Treasurer or Secretary of the Company advising the Trustee of such exercise.
                  (d) Employer. The Employer shall have the sole responsibility for making the contributions necessary to provide benefits under the Plan.
         2.03 Agents. The Administrator may employ such agents to perform clerical and other services, and such counsel, accountants and actuaries as it may deem necessary or desirable for administration of the Plan. The Administrator may rely upon the written opinions or certificates of any agent, counsel, actuary or physician.
         2.04 Procedures. The Administrator shall adopt such bylaws as it deems desirable and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan. The Administrator shall keep a record of all actions and forward all necessary communications to the Trustee and the Company. The Administrator shall keep records containing all relevant data pertaining to any person affected hereby and his rights under the Plan.
         2.05 Administrator's Powers and Duties. The Administrator shall have such powers and duties as may be necessary to discharge its function hereunder, including, but not by way of limitation, the following:
                  (a) To construe and interpret the Plan, to decide all questions which may arise relative to the rights of Employees, past and present, and their Beneficiaries, under the terms of the Plan;
                  (b) To obtain from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan, and, when appropriate, to furnish such information promptly to the Trustee or other persons entitled thereto;
                  (c) To prepare and distribute, in such manner as the Administrator determines to be appropriate, information explaining the Plan;
                  (d) To furnish the Company, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;
                  (e) To obtain and review reports of the Trustee pertaining to the receipts, disbursements and financial condition of the Trust;
                  (f) To establish and maintain such accounts in the name of the Employer and of each Participant as are necessary;
                  (g) To delegate in writing all or any part of its responsibilities under the Plan to the Trustee and in the same manner revoke any such delegation of responsibility. Any action of the Trustee in the exercise of such delegated responsibilities shall have the same force and effect for all purposes as if such action had been taken by the Administrator. The Trustee shall have the right, in its sole discretion, by written instrument delivered to the Administrator, to reject and to refuse to exercise any such delegated authority; and
                  (h) To advise the Trustee, in writing, with respect to investment and reinvestment of the Participants' and Employers' contributions under the Plan; if instructions are not forthcoming, however, the Trustee shall have full power to invest and reinvest any funds under his control. The Trustee's rights and duties relative to investments which are contained in the Trust Agreement shall inure to the benefit of, and are binding upon, the Administrator when he renders investment advice.
         2.06 Liability and Indemnification of the Administrator. In connection with any action or determination, the Administrator shall be entitled to rely upon information furnished by the Employer. To the extent permitted by law, the Company shall indemnify the Administrator against any liability or loss sustained by reason of any act or failure to act in its administrative capacity, if such act or failure to act does not involve willful misconduct. Such indemnification of the Administrator shall include attorney's fees and other costs and expenses reasonably incurred in defense of any action brought against the Administrator by reason of any such act or failure to act. No bond or other security shall be required of any Administrator unless he handles funds or other property of the Plan. An Administrator shall not be liable or responsible for the acts of commission or omission of another fiduciary unless:
                  (a) he knowingly participates or knowingly attempts to conceal the act or omission of another fiduciary and the member knows that the act or omission is a breach of fiduciary responsibility by the other fiduciary; or
                  (b) he has knowledge of a breach by the other fiduciary and shall not make reasonable efforts to remedy the breach; or
                  (c) the Administrator's breach of his own fiduciary responsibility permits the other fiduciary to commit a breach.
         2.07 Standard of Review. The Administrator and Trustee shall have sole discretion to make decisions regarding a Participant's or Beneficiary's benefits and such decision shall be conclusive and binding on all parties. The Administrator, in its discretion, shall have the authority to interpret all provisions of this Plan, and to make all decisions regarding administration of the Plan and eligibility for benefits under the Plan, and such interpretation shall be conclusive and binding on all parties. All decisions of the Administrator with respect to this Plan shall be respected unless arbitrary and capricious.
         2.08 Resignation or Removal. The Administrator may resign by giving written notice to the Company not less than fifteen (15) days before the effective date of his resignation. The Administrator may be removed, without cause, by the Company's Board of Directors, which board shall fill the vacancy as soon as reasonably possible after a vacancy occurs. Until a new appointment is made, the Board of Directors shall act as the Administrator.
         2.09  Miscellaneous.
                  (a) All actions or determinations of the Administrator or the Company hereunder shall be made or result from uniform standards applied in a nondiscriminatory manner with respect to all Employees, Participants or Beneficiaries.
                  (b) Any person affected hereby may consult with the Administrator on any matters relating to his interest in the Plan.
                  (c) The Administrator shall not vote or decide upon any matters relating solely to himself or to any of his rights or benefits under this Plan.
         2.10 Establishment of Funding Policy. On a regular basis the Administrator shall determine the Plan's short- and long-range financial needs and communicate such needs to the Trustee. In determining financial needs the Administrator shall consider, among other factors, the Plan's immediate requirements to pay benefits and the Plan's needs for investment growth.

                                   ARTICLE III
                              PARTICIPATION IN PLAN

         3.01 Conditions of Eligibility. Each Employee who has reached age 21 and has completed one Year of Service shall be eligible to become a Participant in the Plan on the Entry Date following his completion of such requirements or on any subsequent Entry Date. Each Employee who became employed on October 20, 1994 by the Graphics Systems Division of New Microtime, Inc. shall be eligible to become a Participant in the Plan on such date if they met the foregoing eligibility requirements or on any subsequent Entry Date after meeting such eligibility requirements.
         3.02 Participation. In order to become a Participant, an Employee must have filed with the Administrator a signed application, in which such Employee shall designate his contribution percentage, if any, as provided in Section 4.01, authorize deduction of his contributions to the Plan from his Compensation, agree to the terms of the Plan and designate a Beneficiary in accordance with Section 9.06 and make the election of Investment Funds specified in Section 6.02.
         3.03 Termination of Participation. Participation in the Plan will terminate when a Participant or his Beneficiaries have received all benefits due to them under the Plan, except for a withdrawal of funds pursuant to Section
8.01. If a Participant terminates his employment with the Employer and is subsequently rehired he may resume participation in the Plan upon the date of his rehiring.

                                   ARTICLE IV
                                  CONTRIBUTIONS

         4.01  Employee Salary Reduction Contributions.
                  (a)  Contributions.  Subject to the provisions of Section 4.03 and to the requirements and limitations of this Section 4.01, each eligible Employee may elect to make Salary Reduction Contributions, as a whole percentage of Compensation of not less than two percent and not more than ten percent, in which event the Employer will reduce the Participant's Compensation otherwise payable currently by the percentage the Employee elects, credit the amount to a Salary Reduction Contribution Account on behalf of the Participant and contribute such amount to the Trust. A Participant may elect an amount of Salary Reduction Contributions not to exceed $7,000 (increased as permitted under
Section 402(g)(5) of the Code) in any Plan Year; provided, however, that for the Plan Year following the year in which a Participant receives a hardship distribution under Section 8.01, a Participant's Salary Reduction Contributions may not exceed $7,000 (increased as permitted under Section 402(g)(5) of the
Code) reduced by the amount of the Participant's Salary Reduction Contributions during the year in which the hardship distribution was received. Adjustments shall be made to a Participant's Salary Reduction Contribution Account if any reductions in Salary Reduction Contributions are required by Sections 4.01(b) and 4.01(e).
                  (b) Excess  Deferrals.  If a  Participant's  Salary  Reduction
Contributions exceed $7,000, or such higher amount as may be permitted (reduced by the amount of any Salary Reduction Contributions made in the calendar year of a hardship distribution), in any calendar year, any excess plus any earnings or losses attributable thereto, determined under Section 4.01(g), shall be distributed to such Participant by April 15 following the close of such calendar year.
         A Participant may also make a claim to receive all or a portion of his Salary Reduction Contributions for a calendar year. The Participant's claim shall be in writing, shall be submitted to the Administrator no later than March 1 following the end of the calendar year to which such claim applies, shall specify the Participant's excess Salary Reduction Contributions to the Plan due to his or her participation in another plan, and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such excess Salary Reduction Contributions, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the Salary Reduction Contributions occurred. Any amounts so claimed shall be distributed in the manner set forth in this Section 4.01(b).
                  (c) Time of Salary  Reduction  Election.  An  election to make
Salary Reduction Contributions may be made effective for the next pay period and shall take effect prospectively. Elections to make Salary Reduction Contributions by Employees not making such contributions to the Plan may be made effective the next pay period on which the Employee becomes eligible to participate in the Plan or on which the Employee desires to begin such contributions. A Participant may change his rate of contribution prospectively as of the first day of any payroll period for which such change is to be effective by filing an appropriate form with the Administrator.
                  (d) Suspension of  Contributions.  A Participant  may elect to suspend making contributions at any time effective as of the beginning of a payroll period by filing the appropriate form with the Administrator prior to such payroll period for which such suspension is to be effective. Such Participant may later elect to resume contributing effective as of the first day of any payroll period occurring at least 6 months after the date of suspension by filing the appropriate form with the Administrator prior to the pay period for which the contribution should be resumed. Such form shall indicate a rate of contribution in accordance with Section 4.01(a). The Administrator, in his sole discretion, may permit elections to be made at other times. A Participant's Salary Reduction Contributions shall automatically be suspended as of the date of receipt of a hardship distribution under Section 8.01 and may not be resumed until at least 12 months after the date of receipt of the hardship distribution.
                  (e)  Nondiscrimination  Limitation.  For each Plan  Year,  the
Administrator shall determine the actual amount of each Participant's Salary Reduction Contributions and Employer Matching Contributions. If the aggregate Salary Reduction Contributions, determined as a percentage of Compensation rounded to the nearest 100th of one percent, for all Highly Compensated Employees eligible to participate in the Plan exceeds both limitations (i) and
(ii) below, the Administrator may, in its sole discretion, add all or a portion of the Employer Matching Contributions to such amount and redetermine whether both such limitations are exceeded. If the limitations are still exceeded, the Salary Reduction Contributions of the Highly Compensated Employees shall be reduced beginning with the highest deferral percentage and moving toward lower percentages until one of such limitations is met.
                           (i)      The actual percentage of Salary Reduction
                                    Contributions   (prior  to  reduction  under
                                    Section  4.01(b)  of the Plan)  and,  to the
                                    extent    applicable,    Employer   Matching
                                    Contributions  for  all  Highly  Compensated
                                    Employees who are eligible to participate in
                                    the  Plan   shall  not   exceed  the  actual
                                    percentage of Salary Reduction Contributions
                                    (after  reduction  under Section  4.01(b) of
                                    the Plan)  and,  to the  extent  applicable,
                                    Employer  Matching   Contributions  for  all
                                    eligible  Non-Highly  Compensated  Employees
                                    (except family members as defined in Section
                                    414(q) of the Code) multiplied by 1.25.
                           (ii)     The actual  percentage  of Salary  Reduction
                                    Contributions   (prior  to  reduction  under
                                    Section  4.01(b)  of the Plan)  and,  to the
                                    extent    applicable,    Employer   Matching
                                    Contributions  for  all  Highly  Compensated
                                    Employees who are eligible to participate in
                                    the Plan shall not exceed the lesser of:
                                    (A)     the actual  percentage  of Salary
                                            Reduction Contributions (after
                                            reduction  under Section  4.01(b) of
                                            the  Plan)   and,   to  the   extent
                                            applicable,     Employer    Matching
                                            Contributions   for   all   eligible
                                            Non-Highly   Compensated   Employees
                                            (except family members as defined in
                                            Section  414(q)(6) of the Code) plus
                                            2 percentage points; or
                                    (B)     the  actual   percentage  of  Salary
                                            Reduction    Contributions    (after
                                            reduction  under Section  4.01(b) of
                                            the  Plan)   and,   to  the   extent
                                            applicable,     Employer    Matching
                                            Contributions   for   all   eligible
                                            Non-Highly   Compensated   Employees
                                            (except family members as defined in
                                            Section   414(q)(6)   of  the  Code)
                                            multiplied by 2.
         For purposes of this subsection (e), the actual percentage of each eligible Employee's Salary Reduction Contributions and to the extent applicable, Employer Matching Contributions shall be determined by dividing such contributions by his compensation for the Plan Year as defined in Section 414(s) of the Code.
                  (f)  Treatment  of Excess  Contributions.  To the  extent  the limitations of Section 4.01(e) are exceeded for any Participant, the amount of such excess contribution plus any earnings or losses attributable thereto under
Section 4.01(g) shall be paid to such Participant in cash by the December 31 following the close of the Plan Year in which either of such limitations are exceeded; provided, however, that such amount shall be reduced by the amount of excess deferrals plus any earnings or losses attributable thereto distributed to such Participant for such Plan Year. If such Participant is a member of the family of another Participant (as defined in Section 414(q)(6) of the Code) appropriate adjustment shall be made for all members of the family as provided in the Code.
                  (g)   Calculation   of   Earnings.   Earnings   (and   losses)
attributable to any excess deferrals under Section 4.01(b) or excess contributions under Section 4.01(e) shall be equal to the total income (loss) allocable to a Participant's Salary Reduction Contribution Account and, to the extent applicable, Employer Matching Contribution Account, as determined under
Section 6.06, multiplied by a fraction, the numerator of which is the total amount of excess deferrals or excess contributions and the denominator of which is the balance in the Participant's Salary Reduction Contribution Account on the last day of such Plan Year.
                  (h)  Forfeiture  of  Matching   Contributions.   If  a  Highly
Compensated Employee's Salary Reduction Contributions must be reduced in accordance with this Section 4.01, any Employer Matching Contributions attributable to such excess contributions shall be forfeited from the Participant's Account, whether or not such amount is vested under Article VII, and reallocated as provided in Section 5.03 to other Participants on or prior to the last day of the Plan Year following the close of the Plan Year in which such limitations are exceeded.
         4.02  Employer Contributions.
                  (a) Employer Matching Contributions. Subject to the provisions of this Section and Section 4.03, the Employer will contribute and pay to the Trustee as Employer Matching Contributions an amount equal to twenty-five percent (25%) of the Participant's Salary Reduction Contributions, in cash provided, however that effective January 1, 1990, through December 31, 1991, the Company will contribute on behalf of all Participants who were Employees of the Company on November 6, 1990, an amount equal to fifty percent (50%) of such Participant's Salary Reduction Contributions. Forfeitures allocated pursuant to this Section shall be deemed Employer Non-Elective Contributions. Such Employer Non-Elective Contributions and forfeitures shall be allocated to the Participant's Account. Employees of the Graphics Systems Division of New Microtime, Inc. who became employed on October 20, 1994 shall not be eligible to receive Employer Matching Contributions until the first payroll period beginning on or after October 20, 1995.
                  (b)   Maximum   Contribution.   If   the   Employer   Matching
Contributions, to the extent not used under Section 4.01(e), under Section 4.02(a), determined as a percentage of Compensation rounded to the nearest 100th of one percent, for all Highly Compensated Employees who are eligible to participate in the Plan exceed both limitations (i) and (ii) contained in
Section 4.01(e) (determined by substituting the term Employer Matching Contributions for Salary Reduction Contributions), the Employer Matching Contributions allocated to such Highly Compensated Employees shall be reduced until one of such limitations is met. Such reduction shall be accomplished by determining the amount of such excess attributable to each Highly Compensated Employee plus any earnings or losses attributed thereto under Section 4.01(g), on or prior to December 31 following the close of the Plan Year in which such limitations are exceeded. The Employer Matching Contributions shall be reduced pro rata.
         Any excess aggregate contributions plus any earnings (losses) attributed thereto under Section 4.01(g) shall be distributed to such Highly Compensated Employee on or prior to December 31 following the close of the Plan Year in which such limitations are exceeded. If such Participant is a member of the family of another Participant (as defined in Section 414(q)(6) of the Code) appropriate adjustment shall be made for all members of the family as provided in the Code.
                  (c) Additional  Tests.  After all  corrections  have been made under  Sections  4.01(b),  4.01(f)  and  4.02(b),  if the  percentage  of Salary
Reduction Contributions and, to the extent applicable, Employer Matching Contributions for Highly Compensated Employees, as determined under Section 4.01(e), plus, to the extent applicable, Employer Matching Contributions not used under Section 4.01(e) for Highly Compensated Employees, as determined under
Section 4.01(e), exceed the aggregate limit for Non-Highly Compensated Employees, the percentage of Employer Matching Contributions shall be retested using only the test set forth in Section 4.01(e)(i) and if there is an excess such excess shall be corrected as provided in Section 4.02(b) above. For purposes of this Section, the aggregate limit is the greater of the following:
                           (i)    the sum of (i)  125% of the  greater  of the
                                  percentage of Salary Reduction Contributions
                                  and,  to  the  extent  applicable,  Employer
                                  Matching    Contributions   for   Non-Highly
                                  Compensated  Employees,  as determined under
                                  Section  4.01(e),  or the  percentage of, to
                                  the  extent  applicable,  Employer  Matching
                                  Contributions  for  Non-Highly   Compensated
                                  Employees,   as  determined   under  Section
                                  4.01(e), and (ii) two plus the lesser of the
                                  percentages  under (i), but in no event more
                                  than 200% of the  lesser of the  percentages
                                  under (i); or
                           (ii)   the  sum of (i)  125%  of  the  lesser  of the
                                  percentage of Salary  Reduction  Contributions
                                  and,  to  the  extent   applicable,   Employer
                                  Matching    Contributions    for    Non-Highly
                                  Compensated  Employees,  as  determined  under
                                  Section 4.01(e),  or the percentage of, to the
                                  extent    applicable,     Employer    Matching
                                  Contributions   for   Non-Highly   Compensated
                                  Employees,   as   determined   under   Section
                                  4.01(e),  and (ii) two plus the greater of the
                                  percentages  under  (i),  but in no event more
                                  than 200% of the  greater  of the  percentages
                                  under (i).
                  (e)   Calculation   of   Earnings.   Earnings   (and   losses)
attributable to any excess aggregate contributions under Section 4.02(c) shall be equal to the total income (loss) allocable to a Participant's Employer Matching Contribution Account for the Plan Year as determined under Section 6.06, multiplied by a fraction, the numerator of which is the total amount of excess aggregate contributions and the denominator of which is the balance in the Participant's Employer Matching Contribution Account on the last day of such Plan Year.
         4.03  Limitations upon Contributions.
                  (a)   The   foregoing    provisions   of   this   Article   IV
notwithstanding, in order to comply with Section 415 of the Code, the annual additions to a Participant's Accounts for any Plan Year shall not exceed the lesser of $30,000 (or such other amount as the Secretary of the Treasury or his delegate may hereafter prescribe) or 25% of such Participant's Compensation.
                  (b)(i)  For purposes of this Section 4.03, the term "annual additions" means the sum of:
                                (A)    the Employer's contributions (including
                                       Salary Reduction Contributions)under the
                                       Plan or any other defined contribution
                                       plan maintained by the Employer on behalf of the Participant;
                                (B)    forfeitures, if any; and
                                (C)    the Participant's voluntary contributions
                                       under any other plan maintained by the
                                       Employer.

                    (ii) For purposes of this Section, Compensation means compensation as defined in Section 415 of the Code.
             (c) In the event any Participant is covered under one or more defined benefit plans and one or more defined contribution plans maintained by an Employer, the sum of the defined contribution fraction as described in (i) below and the defined benefit fraction as described in (ii) below shall not exceed 1.0:
                     (i) The numerator of the defined contribution fraction shall be the sum of the annual additions credited to the Participant for all years as of the end of the year, and the denominator shall be the sum of the lesser of:
                                 (A)   the product of 1.25 multiplied by $30,000
                                       (increased as permitted pursuant to
                                       Section 415(c)(1)(A) of the Code), or
                                  (B)  the product of 1.4 multiplied by twenty-
                                       five    percent    (25%)    of    the
                                       Participant's  Compensation,  for such
                                       Plan Year  and for  each  prior  year,
                                       including years when he was not a
                                       Participant either because he was not
                                       eligible to participate or because the
                                       Employer  did not maintain a defined
                                       contribution plan.
                           (ii) The numerator of the defined benefit fraction shall be the Participant's projected  annual  retirement  benefit under
                                    the  qualified  defined  benefit  retirement
                                    plans maintained by the Employer, determined
                                    as  of  the  end  of  the   year,   and  the
                                    denominator shall be the lesser of:
                                  (A)       the  product of 1.25  multiplied  by
                                            $90,000   (increased   as  permitted
                                            pursuant to Section  415(d)(1)(A) of
                                            the Code), or
                                  (B)       the product of 1.4 multiplied by one
                                            hundred   percent   (100%)   of  the
                                            Participant's  average  Compensation
                                            for his high three (3) years.
In paragraphs (i) and (ii) above "1.0" shall be substituted for "1.25" for any Plan Year in which the Plan is a Top-Heavy Plan and the Employer Matching Contributions allocated to any Participant's Account is below four percent (4%) of his Compensation or, the Plan is a Top-Heavy Plan within the meaning of
Section 416(g) of the Code if "ninety percent (90%)" is substituted for "sixty percent (60%)" in Sections 416(g)(1)(A) and 416(g)(2)(B) of the Code.
              (d) To the extent that the  limitation  on annual  additions  to a
Participant's Accounts expressed in paragraphs (a) or (c) above would be violated in any Plan Year, the Employer Matching Contributions and forfeitures allocated to such Participant shall be reduced. If such limitations are still exceeded, the Salary Reduction Contributions shall be reduced to comply with such limitation, if the limitations are violated due to a reasonable error in determining the amount of Salary Reduction Contributions a Participant may make.
         4.04 Rollover Contributions. Under such rules and procedures as the Administrator may establish, any eligible Employee may make the following Rollover Contributions to the Plan:
                    (i) All or a portion of the money received in a qualified total distribution or eligible rollover distribution from another qualified defined contribution or defined benefit plan, provided that such amount must be received by the Trustee within 60 days of the Employee's receipt of the distribution.
                  (ii) All or a portion of the amount received as a distribution from an individual retirement account or an individual retirement annuity which contains only those amounts described in (i) above.
         For the purposes of this Section, the term "qualified total distribution" means a distribution or payment of the balance to the credit of an employee which becomes payable to him after he attains age 59-1/2, as a result of his separation from the service of the employer which maintains the plan referred to in (i) above or on account of a termination of the plan of which such trust is a part or, in the case of a profit-sharing plan, a complete discontinuance of contributions under such plan. Such distribution or payment must be made within one taxable year of the employee from a trust which forms a part of a plan described in (i) above. The term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of an employee in a qualified defined contribution plan or qualified defined benefit plan, except as otherwise provided in Treasury Regulations issued under Section 402 of the Code.
         The amount contributed pursuant to this Section shall be allocated to the Employee's Rollover Contribution Account and shall be 100% vested from the date of contribution. Such contribution shall not be subject to the limitations set forth in Section 4.03 hereof.
         4.05 Administrative Expenses. The Employer hopes to provide all funds required for the administrative expenses of the Plan in addition to Employer Matching Contributions. To the extent that any administrative expenses of the Plan are not paid by the Employer, such expenses shall be paid from the Trust and shall be treated as an expense of the Trust. No amount contributed by the Employer in payment of administrative expenses shall be allocated to Participants.

                                    ARTICLE V
              ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES

         5.01 Employer Minimum Contribution. Notwithstanding any provision of the Plan to the contrary, for any Plan Year in which the Plan is a Top-Heavy Plan, no Account Balance of any Participant who is a Non-Key Employee and who is employed on the last day of the Plan Year shall be credited with Employer Matching Contributions and forfeitures for such Plan Year that are in the aggregate less than a certain percentage of the Participant's Compensation. The required percentage is the lesser of:
                           (i)    three percent (3%), or
                           (ii) the percentage of Salary Reduction Contributions and Employer Matching Contributions made on behalf of the Key Employee for whom such percentage is the highest for such Plan Year, such percentage to be determined by dividing the Salary Reduction Contributions, and Employer Matching Contributions made on behalf of such Key Employee by his Compensation.
Such Non-Key Employees shall be credited with Employer Matching Contributions and forfeitures pursuant to this subsection whether or not they make Salary Reduction Contributions. For purposes of this Section, Compensation means total compensation paid by the Employer to an Employee during the Plan Year as reported as wages on the Participant's Form W-2 for Federal Income Tax purposes.
         5.02 Forfeitures. During each Plan Year, any forfeitures shall first be made available to reinstate previously forfeited Accounts of former Participants who have become re-employed by the Employer. The remaining forfeitures, if any, shall be allocated among the Participants' Accounts who are employed on the last day of the Plan Year and have completed 1,000 or more Hours of Service during such Plan Year in the same proportion that such Participant's Salary Reduction Contributions for the Plan Year bears to the total Salary Reduction Contributions of all such Participants for that year.

                                   ARTICLE VI
                              INVESTMENT PROVISIONS

         6.01 Investment Funds. The Company in its sole discretion, may establish Investment Funds.
         6.02 Investment of Contributions. Each Salary Reduction Contribution, Employer Matching Contribution, and Rollover Contribution shall be invested in such of the Investment Funds as the Participant shall elect in accordance with Section 3.02, and shall remain so invested except to the extent a transfer pursuant to Section 6.03 has been effected. Such election shall specify in such percentage increments as determined by the Administrator the percentage of such contributions to be invested in each such Investment Fund. Any change in such election must be filed such advance notice as required by the Administrator.
         6.03 Transfer between Funds. A Participant may elect to transfer all or a portion of the amounts in his Salary Reduction Contribution Account, Employer Matching Contribution Account, and Rollover Contribution Account as of the time of reference, invested in any one or more Investment Funds to any one or more other Investment Funds. Such election shall specify in such percentage increments as determined by the Administrator the percentage of such contributions to be invested in each such Investment Fund. Any change in such election must be filed such advance notice as required by the Administrator.
         6.04 Investment of Investment Funds. Each Investment Fund shall at all times consist of such sums of money or other property as shall be allocated or transferred to it for investment, all investments made by it and proceeds received on the disposition of such investments, and all of its earnings and profits, less the payments or transfers which at the time of reference shall have been made from each such Investment Fund as provided in the Plan.
         6.05 Accounting for Participants' Shares. The Administrator shall maintain for each Participant an individual accounting showing his share in each Investment Fund in which his contributions have been invested.
         6.06  Adjustment for Investment Experience.
                  (a) As of each Allocation Date, the Administrator shall adjust the Salary Reduction Contribution Account, Employer Matching Contribution
Account, and Rollover Contribution Account Balances of each Participant to reflect the Participant's proportionate share of investment experience, including gains and losses (both realized and unrealized) of each Investment Fund since the preceding Allocation Date.
                  (b) For purposes of paragraph (a), each Participant's proportionate share of investment experience as of an Allocation Date shall be based on gains and losses determined with respect to the Participant's interest in the Investment Fund as of the preceding Allocation Date, decreased by any distributions made therefrom.
         6.07 Composition of Accountings. With respect to each accounting of a Participant's share in the Fund, the Administrator shall segregate the portion of the amounts attributable to Salary Reduction Contributions, Employer Matching Contributions, and Rollover Contributions and shall allocate to each segregated account any earnings attributable thereto.

                                   ARTICLE VII
                                     VESTING

         7.01      Regular Vesting.
                   (a) Full Vesting. Each Participant shall be 100% vested in amounts in his Salary Reduction Contribution Account, and Rollover Contribution Account at all times.
                  Additionally, each Participant shall have a nonforfeitable interest in the entire amount of all of his Account Balances in the event of:
                           (i) death prior to termination  of  employment,
                          (ii) attainment  of age 55 (after  completing 10 Years
                               of Service),
                         (iii) attainment  of age 65, or the fifth anniversary
                               of the date the Participant first became eligible to participate in the Plan, if later,
                          (iv) termination of employment due to Total and
                               Permanent Disability, or
                           (v) termination or partial termination of the Plan
                               (to the extent that the Participant is affected by such partial termination) or complete discontinuance of Employer Contributions under the Plan.
                   (b) Vesting Schedule. Each Participant shall be vested in amounts in his Employer Matching Contribution Account according to the following schedule:

         Years of Service                     Percentage Vested

         Less than 3 Years                              0%
         3 Years                                       20%
         4 Years                                       40%
         5 Years                                       60%
         6 Years                                       80%
         7 Years or more                              100%


         7.02 Accelerated Vesting for Top-Heavy Plan. If in any Plan Year the Plan is a Top-Heavy Plan, a Participant's nonforfeitable percentage of the balance in his Employer Matching Contribution Account shall be determined according to the following schedule:

         Years of Service                     Percentage Vested
         ----------------                     -----------------
         Less than 2 Years                              0%
         2 Years                                       20%
         3 Years                                       40%
         4 Years                                       60%
         5 Years                                       80%
         6 Years or more                              100%

         If the Plan is a Top-Heavy Plan in any Plan Year, and subsequently ceases to be a Top-Heavy Plan, a Participant's nonforfeitable interest for such subsequent years shall be determined according to Section 7.01; provided, however, that the portion of a Participant's Account balance vested under this
Section 7.02 shall remain vested and nonforfeitable.

                                  ARTICLE VIII
                                   WITHDRAWALS

         8.01      Withdrawal of Funds.
                  (a) Withdrawals of Salary Reduction Contributions. A Participant may on an appropriate form filed with the Administrator elect to withdraw funds from his Salary Reduction Contribution Account which are solely attributable to Salary Reduction Contributions; provided, however, that a Participant may make a withdrawal only if and to the extent that the Administrator determines that a hardship (as defined in paragraph b) exists with respect to the Participant. In the absence of such a hardship, no Participant Salary Reduction Contributions may be distributed to a Participant until the earliest of the Participant's retirement, death, disability, Separation from Service, or attainment of age 59-1/2.
                  (b)  Hardship.   Hardship   shall  mean  immediate  and  heavy
financial needs of a Participant that cannot reasonably be met from other sources of the Participant, as determined in accordance with the provisions of this Section. Immediate and heavy financial need of a Participant shall exist in the following situations: (1) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or any of the Participant's dependents or necessary for those persons to obtain medical care described in Section 213(d) of the Code; (2) purchase of a principal residence by the Participant; (3) payment of tuition and related educational expenses for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, or any of the Participant's children or dependents; or (4) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of such residence. Distribution cannot reasonably be met from other sources of the Participant when the following actions occur: (1) the distribution does not exceed the amount necessary to satisfy the immediate and heavy financial need (including any amounts necessary to pay any taxes or penalties resulting from the hardship withdrawal); (2) the Participant has obtained all other available distributions and nontaxable loans available under all qualified plans maintained by the Employer; and (3) the Participant's contributions are limited and suspended as provided in Sections 4.01(a) and 4.01(d).
                  (c) Withdrawal After Age 59 1/2. Upon the attainment of age 59 1/2, a Participant may elect to withdraw all or a portion of the vested portion of his Employer Matching Contribution Account.
                  (d) General Rules. Amounts withdrawn shall be removed from the Participant's shares in the Investment Funds in the proportion the Participant's share in each Investment Fund bears to the total amount credited to the Participant in all such Investment Funds as of the date of withdrawal and shall be paid in cash. Any withdrawal distribution shall be made to the Participant as soon as practicable after such request is submitted.

                                   ARTICLE IX
                            DISTRIBUTION OF BENEFITS

         9.01     Separation from Service.
                  (a) Any Participant who has a Separation from Service for any reason including retirement, death or Total and Permanent Disability shall be entitled to receive the vested portion of his Account Balance as of the Valuation Date following his Separation from Service. Each Participant shall have the option, to be exercised by a written direction to the Administrator, to elect to receive retirement benefits in one or a combination of the following modes:
                           (1)    Paid in a lump sum;
                           (2) Paid in annual or more frequent installments from
the Fund, over a period certain not to exceed the longer of (i) the life of the Participant, (ii) the lives of the Participant and a designated Beneficiary,
(iii) the life expectancy of the Participant, or (iv) the joint and last survivor expectancy of the Participant and a designated Beneficiary; provided that in no event shall the survival of the Participant, his spouse, or his Beneficiary be required as a condition for payment; or
                           (3) Applied to purchase an annuity, over a period not
to exceed the longer of the life of the Participant; the lives of the Participant and a designated Beneficiary; a period certain not extending, beyond the life expectancy of the Participant; or a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.
     If any portion of the amount to which a Participant is entitled is to be paid in installments, the Administrator shall direct the Trustee to set aside such amount in a separate account for the Participant. At the discretion of the Trustee, each separate account may be (i) invested in fixed income mutual funds or common trust funds, U.S. Bonds, certificates of deposit, commercial paper, treasury bills, or similar investments, (ii) deposited in a savings account, or
(iii) invested in mutual funds or any other type of equity investment which provides for periodic withdrawals within the limitations of this Plan. Net earnings or losses of each separate account shall be credited or debited to the Participant's Account in lieu of the allocation of earnings or losses of the Trust. If no separate account is established, the Participant's Account shall remain invested in accordance with the terms then applicable to such Account. Interest on the segregated account shall be distributed at least once a year to the person or persons receiving the installment payments.
                  (b) Cash-out Provisions. If the total vested portion of a Participant's Account Balance, as of the applicable Valuation Date, does not exceed $3,500, the Administrator shall direct the Trustee to distribute the vested portion of the Participant's Accounts to which he is entitled to the Participant as soon as practicable after his Separation from Service occurs. If the total vested portion of a Participant's Account Balance exceeds $3,500, distribution to a Participant who has a Separation from Service for any reason except death may commence prior to the time the Participant attains age 65 only with the Participant's consent. Benefits that are not so paid to a Participant shall be held by the Trustee and distributed as soon as practicable following such Participant's attainment of age 65.
                  (c) Commencement of Benefits. Payment of the amounts to which a Participant is entitled shall generally commence within 60 days after the last day of the Plan Year in which a Separation from Service occurs. Notwithstanding any other provision of the Plan to the contrary, payment of the Account Balance shall not commence later than the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.
         If the Participant's Account Balance is to be distributed in other than a lump-sum and the Participant's designated Beneficiary is not his spouse, distribution must be made over a period which complies with the incidental death benefit rules of Section 401(a)(9)(G) of the Code.
                  (d) Forfeitures. Any balance remaining in the Employer Matching Contribution Account of a Participant after all payments due him have been made or adequately provided for shall first be made available to reinstate previously forfeited Account Balances and any remaining forfeitures, shall be allocated as provided in Section 5.02; provided, however, that forfeitures shall not be allocated until the earlier of the date such Participant received a distribution or incurred five Breaks in Service.
         9.02  Death Benefits.
                  (a) If a Participant dies after distribution of his retirement benefits has commenced, the remaining portion of his benefits shall continue to be distributed to the Participant's Beneficiary at least as frequently as under the method of distribution being used prior to the Participant's death.
                  (b) If a Participant dies before the distribution of his Account Balance has been made, distribution to the Participant's Beneficiary shall be made in one of the modes set forth in Section 9.01 as the Participant's Beneficiary, in his sole discretion, may determine. Such distribution shall be made as soon as practicable after the Valuation Date preceding the death of the Participant or at such later date as the Participant's Beneficiary may elect. In no event may the total amount credited to such Participant's Accounts be distributed to the Participant's Beneficiary after five years after the death of the Participant, subject to the following exceptions:
                           (1)    If   payments   are   made  in   installments,
                                  distributions must be made in substantially equal installments over a period certain not exceeding the life expectancy of the designated Beneficiary, commencing no later than one year after the Participant's death;
                           (2)    If   the   designated   Beneficiary   is   the
                                  Participant's surviving spouse, distributions may be made in substantially equal installments over a period certain not exceeding the spouse's life expectancy, commencing no later than the date on which the Participant would have attained age 70-1/2, and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant. Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse upon the child reaching the age of majority (or other designated event permitted under the Code).
                  (c) Any death benefit shall be paid to any person or persons that the Participant has designated, in the manner prescribed by the Administrator, as primary or contingent Beneficiaries. Any designation which does not name the Participant's spouse as the Participant's Beneficiary shall only be given effect if:
                           (i)    the  spouse  of the  Participant  consents  in
                                  writing to such election, the spouse's consent acknowledges the effect of such election and such consent is witnessed by a Plan representative or a notary public; or
                           (ii)   the   Participant  has  no  spouse  or  it  is
                                  established to the satisfaction of the Administrator and in accordance with the Code that the spouse cannot be located. If the Participant is not survived by a designated Beneficiary with respect to all or a part of his Account Balance, or if the designation does not meet the requirements of this Section, the Participant's Beneficiary with respect to such Account Balance or part thereof shall be the Participant's spouse, if then living, or if not, the Participant's estate.
         9.03 Valuation for Distribution. The amounts due any Participant or his Beneficiary under this Article IX shall be determined by the Administrator on the basis of his Account Balance as of the most recent Valuation Date preceding the date of distribution.
         9.04 Service Credits.
                  (a) If a Participant has not received a distribution of any portion of his Account Balance and again becomes an Employee before he has had five consecutive Breaks in Service, his Accounts shall be recredited with the amounts forfeited under Section 9.01 and credited with the amount of earnings or losses that were attributable to the forfeited amounts based on the actual investment performance of the Fund since the date of his Separation from Service. Any amount so credited shall be treated as a reduction in the forfeitures for the Plan Year in which the restoration is made.
                  (b) If a Participant who receives a distribution and is not 100% vested again becomes an eligible Employee before incurring five consecutive Breaks in Service, his Accounts shall be credited with the amounts forfeited under Section 9.01, if the Participant repays to the Plan the entire amount of the distribution on or before the fifth anniversary after the date on which such Employee received such a distribution. Any amount so credited shall be treated as a reduction in the forfeitures for the Plan Year in which the restoration is made.
                  (c) If a vested Participant has a Separation from Service and does not again become an eligible Employee before incurring five consecutive Breaks in Service, his nonforfeitable interest shall be his remaining Account Balance (as reduced by the forfeiture under Section 9.01 and the prior distribution), if any, which shall be accounted for separately and in which he shall at all times thereafter have a 100% nonforfeitable interest. If the Participant again becomes a Participant, new accounts shall be established for him, and his nonforfeitable interest therein shall be determined under the generally applicable provisions of the Plan.
                  (d) An Employee's Years of Service shall be cancelled if he has five consecutive Breaks in Service at a time when he has no nonforfeitable interest in his Account Balance. The Years of Service of a former Employee whose Years of Service have been cancelled shall be restored if he again becomes an Employee and completes a Year of Service before the number of his consecutive Breaks in Service equals or exceeds the number of his cancelled Years of Service.
         9.05.  Joint and Survivor Annuity or Preretirement Survivor Annuity.
                  (a) Qualified Joint and Survivor Annuity. If a Participant elects, pursuant to Section 9.01(a)(3) to receive a distribution in the form of an annuity, distribution shall be made by the purchase of an annuity contract with such company and containing such terms and provisions as the Administrator may deem appropriate. As long as a Participant and his spouse are married on the date payments are to commence under the annuity contract the Participant shall receive an annuity payable for the lifetime of the Participant with a survivor annuity for the Participant's spouse. The joint and survivor annuity option shall be a life annuity for the life of the Participant with a survivor annuity for the life of his spouse in an amount equal to 50% of the amount of the annuity payable during the joint lives of the Participant and his spouse. A married Participant may elect to receive smaller annuity payments with continuation of payments to his spouse at a rate of 75% or 100% of the rate payable to the Participant during his lifetime. This automatic application or an election not to take this automatic application shall be subject to revocation or change according to the election procedures described in this Section.
                  (b) Qualified Preretirement Survivor Annuity. If a Participant or his Beneficiary elects, pursuant to Section 9.1, to receive a distribution upon the death of the Participant prior to the commencement of payments under this Article VII, distribution shall be made by the purchase of an annuity contract or contracts, other than contracts transferable by the spouse of a Participant, with such company or companies containing such terms and provisions as the Administrator may deem appropriate. If the Participant is married on the appropriate retirement date or upon his death, the Participant's surviving spouse shall receive a preretirement survivor annuity payable for the lifetime of the Participant's spouse. A Participant or his Beneficiary shall have the right to elect not to receive a preretirement survivor annuity by making an election to receive another form of benefit as allowed by Section this Section.
                   (c) Notice. In the case of a qualified joint and survivor annuity, at least thirty (30) days and no more than ninety (90) days before distributions commence to a Participant, the Administrator shall provide each Participant who elects to receive an annuity with a written explanation in non-technical language of: (i) the terms and conditions of the qualified joint and survivor annuity, (ii) the optional retirement forms and the financial effect upon the Participant's retirement benefits (in terms of dollars per annuity payment) of making an election; (iii) the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity provided in Section 9.05; (iv) his right to revoke such election and the effect of such revocation; and (v) the rights of the Participant's spouse. In the case of a Participant who elects to receive a preretirement survivor annuity, the Administrator shall provide each Participant with a notice similar to that provided for the joint and survivor annuity.
                   (d) General Rules. A Participant who elects to receive an annuity may only elect to waive the distribution rules contained in this Section as provided in this subsection (d). A Participant may elect to waive the joint and survivor annuity within the ninety (90) day period prior to the date distributions commence to such Participant. A Participant may elect to waive the preretirement survivor annuity within the period commencing on the earlier of
(i) the Participant's Separation from Service or (ii) the first day of the Plan Year in which the Participant attains age thirty-five (35) and ending on the date of the Participant's death. A Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may elect to waive the preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which such Participant will attain age thirty-five (35). Preretirement survivor annuity coverage will automatically be reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). After attaining the age of thirty-five
(35), a Participant must again elect to waive the preretirement survivor annuity. Any new waiver on or after such date shall be subject to the full requirements of this Section.
                  (e) Elections. A Participant who elects to receive an annuity may elect to waive the joint and survivor annuity or revoke such election at any time during the applicable election period. An election shall only be given effect if the spouse of the Participant consents in writing to such election; the election designates a specific Beneficiary (including any class of beneficiaries or any contingent beneficiaries), which may not be changed without spousal consent (unless the spouse expressly permits designations by the Participant without additional spousal consent); the spouse's consent acknowledges the effect of such election and such consent is witnessed by a plan representative or a notary public. A Participant's election to waive a joint and survivor annuity must designate a form of benefit payment which may not be changed without spousal consent, unless the spouse's consent expressly permits designation by the Participant without any spousal consent. If it is established to the satisfaction of the Administrator that a Participant has no spouse, his spouse cannot be located or in other circumstances provided in the regulations, no spousal consent shall be required. Any spousal consent or lack of requirement of such consent shall only be effective with respect to such spouse. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time prior to the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received the notice required in this Section.
         9.06 Distribution Requirements
                  (a) The Administrator shall furnish each Participant, no less than 30 days and no more than 90 days prior to the date such Participant will receive a distribution pursuant to this Article IX, with a written explanation of his right to elect a Direct Rollover and the withholding consequences of not making such election. A Participant may elect to waive the 30-day time period set forth in the preceding sentence.
                  (b) Unless a Participant elects a Direct Rollover, as defined in Section 9.06(c), 20% of the amount of the distribution shall be subject to Internal Revenue Service Income Tax Withholding. If a Participant's Account Balance is less than $200 (or such other amount as prescribed by the Internal Revenue Service), the foregoing withholding requirement shall not apply.
                  (c) A "Direct Rollover" is an eligible rollover distribution (as defined in Treasury Regulations issued pursuant to Sections 401(a)(31) and 402(c) of the Code) that is paid directly to an individual retirement plan or a qualified defined contribution plan for the Participant's benefit. A Participant may elect to have a portion of an eligible rollover distribution distributed to him and a portion distributed as a Direct Rollover. A Direct Rollover of a Participant's Account or a portion thereof may only be made to a single recipient plan. A Participant may not elect a Direct Rollover of a distribution less than $200 ($500 if the Participant is electing a Direct Rollover of only a portion of his Account). A Participant electing a Direct Rollover shall be required to furnish the Administrator with adequate information with respect to the recipient plan, including, but not limited to, the name of the recipient plan and a representation that the recipient plan is an eligible individual retirement plan or qualified defined contribution plan and that it will accept the Participant's Direct Rollover.
         If a Participant fails to elect a Direct Rollover or provide the Administrator with adequate information in order to make a Direct Rollover prior to the date distribution is to be made to such Participant, such Participant shall be deemed not to have elected a Direct Rollover.
                  (d) The foregoing requirements of this Section shall apply to distributions made to the spouse of a Participant as a result of the death of the Participant or pursuant to a Qualified Domestic Relations Order, as defined in Code Section 414(p); provided, however, that if a distribution to a spouse is made as a result of the death of the Participant, such spouse may only elect to have such distribution paid directly to the spouse or paid directly to an individual retirement plan (not to a qualified defined contribution plan).

                                    ARTICLE X
                       QUALIFIED DOMESTIC RELATIONS ORDERS

         10.01 General Rules. Notwithstanding anything contained in this Plan to the contrary, in the case of any Qualified Domestic Relations Order whereby a distribution will be made, a distribution may be made in accordance with this
Article X.
         10.02 Definitions.  The following  definitions will be used within this
Article X.
                  (a) "Qualified Domestic Relations Order" shall mean a Domestic Relations Order (as defined in (b) below) which:
                           (i) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under this Plan;
                           (ii) clearly specifies: (A) the name and last known mailing address of the Participant and the name and mailing address of each Alternate Payee covered by such order; (B) the amount or percentage of the Participant's Account Balances to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined; (C) the number of payments or period to which such order applies; and (D) each Plan to which such order applies; and
                           (iii) does not require:
                                  (A)  the Plan to provide any type or form
                                  of benefit, or any option, not otherwise provided under the Plan except that the order may require payment to be made prior to the time a Participant has separated from service so long as payment does not commence prior to the time the Participant attains age fifty
                                  (50);
                                  (B)  the  payment  of  benefits  to  an
                                  Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.
                  (b) "Domestic Relations Order" shall mean any judgment, decree, or order (including approval of a property settlement agreement) which:
                            (i)  relates to the  provisions  of child  support,
alimony payments, or marital property rights to a spouse, child, or other dependent of a Participant; and
                           (ii)  is made pursuant to a state domestic relations
                                  law, including a community property law.
                  (c) "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.
         10.03 Distributions. Distributions pursuant to a Qualified Domestic Relations Order shall only be made in the manner, form and time as the distribution rules set forth in Article IX of this Plan except that payment may commence prior to the time a Participant has separated from service so long as payment does not commence prior to the time a Participant has attained age fifty
(50).
         10.04 Notice. Upon receipt of a Domestic Relations Order, the Administrator shall promptly notify the Participant and any Alternate Payee of the receipt of such order and the procedures for determining the qualified status of such order. After making a determination as to the qualified status of such order, the Administrator shall notify the Participant and each Alternate Payee of such determination.
         10.05 Plan Procedures. Upon receipt of a Domestic Relations Order, the Administrator shall give due consideration and review to the order and shall determine whether or not the order is qualified within nine (9) months of receipt of such order unless special circumstances require an extension of time to determine the qualified status of such order. If such an extension of time is required, written notice of the extension shall be furnished to the Participant and each Alternate Payee prior to the expiration of such initial nine (9) month period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a final decision which date may not exceed an additional nine (9) months after the initial period expires unless the qualified status of such order is being determined by a court of competent jurisdiction. If a court of competent jurisdiction is determining the status of an order, in no event shall a final decision be rendered prior to the time the status of such order is determined to be non-qualified by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant) the specific reason or reasons for the determination of the non-qualified status of the order.
         10.06 Segregation and Payment of Benefits. During any period in which the issue of whether a Domestic Relations Order is qualified is being determined by the Administrator, by a court of competent jurisdiction, or otherwise, the Administrator shall order the Trustee to determine the amount which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. The amount shall be segregated and invested in a savings account or certificate of deposit. There shall be allocated to said segregated amount all interest earned on such savings account or certificate of deposit. If within eighteen (18) months after receipt of the order, or modification thereof, it is determined to be a Qualified Domestic Relations Order, the Administrator shall order the Trustee to pay the amounts plus increments thereto to the person or persons entitled thereto. If within eighteen (18) months after receipt it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Administrator shall order the Trustee to pay the amounts plus increments thereto to the person or persons who would have been entitled to such amounts if there had been no order. If the determination of the qualified status of a Domestic Relations Order is made after eighteen (18) months after receipt, the order shall only apply to benefits distributed after the date of such determination.

                                   ARTICLE XI
                                      TRUST

         11.01 Trustee. All contributions to the Plan by either the Participants or the Employer shall be paid to the Trustee who shall be designated by the Company, with such powers as to investment, reinvestment, control and disbursement of the Fund as may be provided in the Trust Agreement. The Administrator shall determine the manner in which the Fund shall be disbursed, in accordance with the Plan and the provisions of the Trust Agreement.
         11.02 Trust for Exclusive Benefit of Employees. Except as provided in subparagraphs (a) through (c) below, all assets of the Plan shall be held in the Trust created for the exclusive benefit of the Employees, former Employees and their Beneficiaries.
                  (a) In the case of a contribution that is made to the Plan under a mistake of fact, this Article XI shall not prohibit the return to the Employer at the written direction of the Administrator of such contribution within one year after the payment of the contribution.
                  (b) Each contribution by the Employer is expressly conditioned on the initial qualification of the Plan under Section 401 of the Code, and if the Plan does not so qualify, then this Article XI shall not prohibit the return to the Employer at the written direction of the Administrator of such contribution within one year after the date of a denial of qualification; provided, that application for the determination was made by the time prescribed by law for filing the Company's Federal tax return for the taxable year in which the Plan was adopted or such later date as prescribed by the Secretary of the Treasury.
                  (c) Each contribution by the Employer is expressly conditioned upon the deductibility of the contribution under Section 404 of the Code, and to the extent the deduction is disallowed, this Article XI shall not prohibit the return to the Employer, at the written direction of the Administrator, of such contribution (to the extent disallowed) within one year after the disallowance of its deduction.

                                   ARTICLE XII
                        AMENDMENT, TERMINATION AND MERGER

         12.01 Amendment. The Company shall have the right at any time, and from time to time, to amend, in whole or in part, any or all of the provisions of this Plan. However, no such amendment shall authorize or permit any part of the Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries; no such amendment shall cause any reduction in the value of funds theretofore credited to any Participant, or cause or permit any portion of the Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's written consent. Any such amendment which affects the rights, duties or responsibilities of the Trustee shall only become effective upon delivery of a written instrument, executed by the Company, to the Trustee and the endorsement of the Trustee of his written consent thereto, if such consent is required.
         12.02 Termination; Discontinuance of Contributions. Although the Company intends this Plan to continue indefinitely, each Employer reserves the right at any time to discontinue its contributions hereunder and the Company reserves the right at any time to terminate this Plan hereby created. Upon termination of or permanent discontinuance of contributions under the Plan, the Employer or the Company shall deliver to the Trustee written notice of such discontinuance or termination.
         Upon permanent discontinuance of the Employer's contributions to or complete or partial termination of the Plan, irrespective of whether written notice thereof was given to the Trustee, all affected Participants' Accounts shall continue to be fully vested. Upon termination of the Plan, the Company shall direct the Trustee to distribute all assets remaining in the Trust, after payment of any expenses properly chargeable against the Trust, to the Participants in accordance with the value of their Accounts as of the date of such termination. Alternatively, upon termination of or permanent discontinuance of contributions under the Plan, the Company may direct the Trustee to hold the vested funds of all Participants and to distribute such funds from the Trust, under the modes of distribution provided in Article IX, upon Separation from Service, retirement, death or disability of such Participants.
         12.03 Merger. This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan were terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.01 Participants' Rights. Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or Employee thereof, or the Trustee, except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.
         13.02 Non-Assignability of Benefits. The provisions of this Plan are intended as personal protection for the Participants. A Participant shall not have any right to assign, anticipate or hypothecate any assets held for his benefit, including amounts credited to his Accounts. The benefits under this Plan shall not be subject to seizure by legal process or be in any way subject to claims of the Participant's creditors, including, without limitation, any liability for contracts, debts, torts, alimony or support of any relative except as provided under a qualified domestic relations order as defined in Section 414(p) of the Code. The Plan's benefits or the Trust assets shall not be considered an asset of a Participant in the event of his insolvency or bankruptcy.
         If a Participant shall attempt to assign, anticipate or hypothecate any assets held for his benefit, or should such benefits be received by anyone other than the Participant or his designated Beneficiary, the Administrator, in its sole and absolute discretion, may terminate the Participant's interest in such benefits and instruct the Trustee to hold or apply the benefits for the Participant, his spouse, children or other dependents.
         13.03 Delegation of Authority by Employer. Whenever the Employer or the Company under the terms of this Plan is permitted or required to do or perform any act or matter or thing it shall be done and performed by any duly authorized delegate.
         13.04 Construction of Plan. This Plan shall be construed according to the laws of the State of Connecticut and all provisions hereof shall be administered according to the laws of such state.
         13.05 Gender and Number. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine or neuter gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply, and vice versa.
         13.06 Approval of Internal Revenue Service. This Plan shall be submitted, as soon as practicable, to the Internal Revenue Service for approval. Any other provision of this Plan to the contrary notwithstanding, if the Internal Revenue Service determines that the Plan does not qualify under Sections 401 and 501 of the Code, all Employer Matching Contributions shall be returned to the Employer by the Trustee and all Salary Reduction Contributions and Rollover Contributions shall be returned to the Employees to whose Accounts they are credited.
         13.07 Incapacity to Receive Distributions. If any person entitled to receive any benefit under the Plan is, in the judgment of the Administrator, legally, physically or mentally incapable of personally receiving and receipting for any distribution, the Administrator may instruct the Trustee to make distribution to such other person, persons, or institutions as, in the judgment of the Administrator, then maintain or have custody of such person. Such payments shall, to the extent thereof, discharge all liability of the Company, the Employer, the Administrator and the Trust.
         13.08 Location of Participant or Beneficiary. In the event that any benefit shall become payable hereunder to any person and if, after written notice from the Trustee mailed to such person's last known address as certified to the Trustee by the Administrator, such person shall not present himself to the Trustee within two years after the mailing of such notice, the Trustee shall notify the Administrator thereof. The Administrator shall thereupon attempt to locate such person or, failing in such effort, to locate such person's designated Beneficiary, if applicable. If the Administrator fails to locate such person or his Beneficiary, it shall attempt to locate such person's spouse and/or blood relatives and to allocate the benefit among such persons in such manner as the Administrator in its absolute discretion deems equitable. If such person, Beneficiary, spouse or blood relatives cannot be located, the Administrator shall treat the benefit as a forfeited amount to be used to reduce future Employer Matching Contributions; provided, however, that in the event that such person is subsequently located such benefit shall be restored and paid to him. The Administrator's obligation to locate individuals under this Section shall be satisfied if the Administrator employs reasonable efforts to that end.

         IN WITNESS WHEREOF, this Plan has been executed this 13th day of October, 1994.

WITNESS:                                             EMPLOYER:
                                                     ANDERSEN GROUP, INC.



/s/ Susan B. Logie                                   By:  /s/ Francis E. Baker
                                                     Its:  President

                             AMENDMENT NO. 1 TO THE
                            ANDERSEN GROUP INDIVIDUAL
                                 RETIREMENT PLAN


         The Andersen Group Individual Retirement Plan (the "Plan") is hereby amended, effective April 1, 1995, pursuant to Section 12.01 as follows:

                                       I.

         Section 1.13 of the Plan is amended in its entirety as follows:

         1.13 "Employee." A person who is receiving renumeration for personal services rendered to the Employer, or who would be receiving such renumeration except for an Authorized Leave of Absence. Effective April 1, 1995, employees of Digital GraphiX, Incorporated shall not be Employees for purposes of the Plan.

                                       II.

         Section 1.14 of the Plan is amended in its entirety as follows:

         1.14 "Employer." The Company and Microtime, Inc. and any successor thereto which adopts this Plan in writing and any other company (or successor thereto) which adopts this Plan in writing and in connection with the Company. Effective April 1, 1995, Digital GraphiX, Incorporated shall not be an Employer hereunder.

                                      III.

     If there shall be any inconsistency between the provisions of this Amendment No. 1 and the Plan, this Amendment No. 1 shall control.

AMENDMENT executed this 13th day of April, 1995.



                                                       ANDERSEN GROUP, INC.




                                                       By:/s/Francis E. Baker
                                                       Its: President

                                 AMENDMENT NO. 2
                                     TO THE
                    ANDERSEN GROUP INDIVIDUAL RETIREMENT PLAN



         The Andersen Group Individual Retirement Plan ("Plan") is amended effective November 28, 1995, pursuant to Section 12.01 thereof as follows:


                                       I.

         Article VII of the Plan is amended by adding the  following new Section
7.03 at the end thereof:

        "7.03 Employees Terminated Due to Sale of Ney Dental International, Inc.

         Notwithstanding Sections 7.01 and 7.02, each Participant who ceased to be an Employee (i) on November 28,1995 due to the sale of Ney Dental International, Inc., (ii) on such later date as such Participant transferred employment to Ney Dental International, Inc., or (iii) on such later date as such Participant's employment was terminated as a direct result of the sale of Ney Dental International, Inc. shall have a nonforfeitable interest in the entire amount of all of his Account Balances as of such date."


                                       II.

     If there shall be any inconsistency between the provisions of the Plan and Amendment No. 1 and this Amendment No. 2, this Amendment No. 2 shall control.

     Amendment No. 2 executed at Bloomfield, Connecticut this 16th day of January, 1996.



                                                       ANDERSEN GROUP, INC.



                                                       By:/s/Francis E. Baker
                                                       Its: President

                                 AMENDMENT NO. 3
                                     TO THE
                    ANDERSEN GROUP INDIVIDUAL RETIREMENT PLAN


         The Andersen Group Individual Retirement Plan (the "Plan") is hereby amended effective January 1, 1998, pursuant to Section 12.01 thereof, as follows:


                                       I.

         The following new Section 1.08A is added following  Section 1.08 of the
Plan:

     1.08A "Company Stock." Andersen Group, Inc. Common Stock, without par value.


                                       II.

         Section 3.01 of the Plan is deleted in its entirety and the following new Section 3.01 is substituted therefor:

                  3.01 Conditions of Eligibility. Each Employee who has reached age 18 and has worked for the Employer for six months shall be eligible to become a Participant in the Plan on the Entry Date following his completion of such requirements or on any subsequent Entry Date. Each Employee who became employed on October 20, 1994 by the Graphics Systems Division of New Microtime, Inc. shall be eligible to become a Participant in the Plan on such date if they met the foregoing eligibility requirements or on any subsequent Entry Date after meeting such eligibility requirements.



                                      III.

         Section 4.01(a) of the Plan is deleted in its entirety and the following new Section 4.01(a) is substituted therefor:

                           (a)  Contributions.  Subject  to  the  provisions  of
         Section 4.03 and to the requirements and limitations of this Section 4.01, each Participant may elect to make Salary Reduction Contributions, as a whole percentage of Compensation of not less than two percent and not more than twelve percent. In any event, the Employer will reduce the Participant's Compensation otherwise payable currently by the percentage the Employee elects, credit the amount to a Salary Reduction Contribution Account on behalf of the Participant and contribute such amount to the Trust. A Participant may elect an amount of Salary Reduction Contributions not to exceed $9,500 (increased as permitted under Section 402(g)(5) of the Code) in any Plan Year; provided, however, that for the Plan Year following the year in which a Participant receives a hardship distribution under Section 8.01, a Participant's Salary Reduction Contributions may not exceed $10,000 (increased as permitted under Section 402(g)(5) of the Code) reduced by the amount of the Participant's Salary Reduction Contributions during the year in which the hardship distribution was received. Adjustments shall be made to a Participant's Salary Reduction Contribution Account if any reductions in Salary Reduction Contributions are required by Sections 4.01(b) and 4.01(e).



                                       IV.

         Section 4.02(a) of the Plan is amended by deleting the first sentence thereof and substituting the following sentence therefor:

         Subject to the provisions of this Section and Section 4.03, the Employer will contribute and pay to the Trustee as Employer Matching Contributions an amount equal to fifty percent (50%) of the first 6% of earnings deferred as a Participant's Salary Reduction Contributions.



                                       V.

         Section 6.01 of the Plan is amended by adding the following sentence at the end thereof:

                  One Investment Fund shall provide for investment in Company Stock.



                                       VI.

         Section 6.02 of the Plan is amended by adding the following sentence at the end thereof:

                  Any change in an election to invest in Company Stock will be effective as of the close of business on the day during which the election is made.

                                      VII.

         Section 6.03 of the Plan is amended by adding the following sentence at the end thereof:

                  Any change in an election to invest in Company Stock will be effective as of the close of business on the day during which the investment is made.



                                      VIII.

         Section 7.01(b) of the Plan is deleted in its entirety and the following new Section 7.01(b) is substituted therefor:

                           (b) Vesting Schedule. Each Participant shall be vested in amounts in his Employer Matching Contribution Account according to the following schedule:


                Years of Service                            Percentage Vested

                Less than 1 Year                                      0%
                1 Year                                               20%
                2 Years                                              40%
                3 Years                                              60%
                4 Years                                              80%
                5 Years or more                                     100%





                                       IX.

         Section 7.02 of the Plan is deleted in its entirety.


                                       X.

         The following new Section 8.02 is added to the Plan as follows:

                  8.02 Loans to Participants. Any qualifying Participant may apply to the Administrator for a loan of a portion of his Account
         Balance subject to the terms and conditions of this Section 8.02. A qualifying Participant is one who is a party-in-interest with respect to the Plan, as defined in Section 3(14) of ERISA. Amounts loaned shall be paid from a Participant's Accounts as follows: first, from the Participant's Rollover Contribution Account; next, from the Participant's Employer Matching Contribution Account; next, from earnings thereon; and last, from the Participant's Salary Reduction Contribution Account.

                           (a) Upon written application by a Participant for a loan under the terms of this Section, the Administrator may, in its discretion, and in accordance with uniform and nondiscriminatory rules, make a loan to such Participant. Any such application shall contain the consent of the Participant's spouse, if any, to such loan which consent must be in writing and be witnessed by a plan representative or a notary public. Such consent must be obtained within the 90 day period prior to the making of the loan. The written application shall be a legally enforceable agreement and shall contain such information as the Administrator shall deem necessary to make a determination as to whether the loan should be granted. The Administrator will consider the factors normally considered in a commercial setting when determining whether or not to approve the loan.

                           (b ) The amount of any loan to a Participant approved under this Section or under any other plan maintained by the Employer at any time shall not exceed the lesser of:

                                     (i)  $50,000, reduced by the excess of the
                  highest outstanding balance of loans to the Participant from the Plan during the one-year period ending on the date any loan is made over the outstanding balance of loans to the Participant from the Plan on such date, or

                                    (ii)  50% of the Participant's vested
                  interest in his Accounts.

         No loan shall be made to a Participant in an amount less than $1,000.

                           (c ) The term of any loan to a Participant under this Section for the acquisition of a dwelling to be used as a principal residence of the Participant shall require that the loan be repaid within 15 years from the date the loan was made. The term of a loan made to a Participant under this Section for any other purpose shall require that the loan be repaid within five years from the date the loan was made.

                            (d) Any loan shall be considered an investment of the borrowing Participant's interest in the Plan only and shall not be considered an investment of that portion of the Fund held for the benefit of other Participants. The loan shall be on such terms and conditions as the Administrator shall determine, shall be evidenced by a promissory note, and shall bear a reasonable rate of interest, as determined by the Administrator in its discretion. In determining a reasonable rate of interest, the Administrator will consider the rates charged by persons in the business of lending money for loans made under similar circumstances. The amount of the Participant's payment of principal and interest on the loan shall be credited to the Participant's Accounts as Salary Reduction Contributions, Employer Matching Contributions, and Rollover Contributions in the proportion in which the loan proceeds were paid from such Participant's Accounts.

                             (e) A Participant's repayment of a loan made pursuant to this Section shall be by payroll deduction; provided, that the Administrator in its discretion may consent, at a Participant's request, to any other reasonable method of repayment of a loan; provided, that such method requires substantially level amortization of principal and interest payments at least quarterly. No loans shall be made to a Participant that provide for a repayment period extending beyond such Participant's Normal Retirement Date. A Participant may prepay the entire amount due under a loan at any time without penalty.

                            (f) The provisions of Section 13.2  notwithstanding,
         by accepting a loan as provided in this Section, the Participant automatically assigns as security for the loan all right, title and interest in and to such Participant's Accounts. All loans shall be repaid according to the terms and conditions determined by the
         Administrator on a uniform and nondiscriminatory basis. If the Participant should not repay all or a portion of the loan within the time specified in the promissory note, the Administrator shall consider such event as constituting default on the loan. In the event of default, in addition to other remedies provided by the promissory note and any applicable law, the Administrator may reduce the amounts credited to the Participant's Accounts which were invested in the loan to such Participant by the amount owed on the loan principal and any accumulated and unpaid interest thereon, and the Participant's note shall thereupon be canceled; provided, however, that the Administrator may not reduce the amounts credited to the Participant's Salary Reduction Contribution Account prior to the earlier of the Participant's attainment of age 59-1/2 or Separation from Service. The Plan Administrator may permit a Participant the "grace period" allowed under the Code to cure the default in order to avoid a deemed distribution.

                  If a Participant is on an Authorized Leave of Absence and is receiving Compensation that is less than the amount due as payments on the Participant's outstanding loan, the Administrator may permit the Participant to miss these payments for a period not to exceed twelve months; provided that the repayment period does not extend beyond the original maximum period permitted under paragraph (c), and at the end of the Participant's Authorized Leave of Absence the loan is reamortized based upon the remaining period. Loan repayment shall be suspended as permitted under Section 414(u)(4) of the Code for those Participants in qualified military service.

                  In the event of the Participant's retirement, termination of employment, disability or death before the full amount of any loan to him has been fully repaid, the Administrator may, but need not, reduce the amounts credited to the Participant's Account Balance which were invested in the loan to such Participant by the amount owed on the loan principal and any accumulated and unpaid interest thereon, and the Participant's note shall thereupon be canceled.

                            (g) All administrative fees for the loan shall be paid by the Participant.

                                       XI.

         Section 9.01 of the Plan is amended by deleting paragraph (b) thereof and substituting the following new paragraph (b) therefor:

                           (b) Cash-out-Provisions. If the total vested portion of a Participant's Account Balance, as of the applicable Valuation Date, does not exceed $5,000, the Administrator shall direct the Trustee to distribute the vested portion of the Participant's Accounts to which he is entitled to the Participant as soon as practicable after his Separation from Service occurs. If the total vested portion of a Participant's Account Balance exceeds $5,000, distribution to a Participant who has a Separation from Service for any reason except death may commence prior to the time the Participant attains age 65 only with the Participant's consent. Benefits that are not so paid to a Participant shall be held by the Trustee and distributed as soon as practicable following such Participant's attainment of age 65.

                                      XII.

         Section 9.01 of the Plan is amended by adding the following sentence to the beginning of Section 9.01(c):

         Payment of a Participant's Account Balance shall be made in cash; provided, however, that to the extent that such Participant's Account Balance is invested in Company Stock, distribution will be made in the form of Company Stock if so elected by the Participant.


                                      XIII.

         Article XI of the Plan is amended by adding the  following  new Section
11.03 at the end thereof:

                  11.03    Company Stock.

                           (a) Participant Voting. Each Participant shall have the right to direct the Trustee, in writing, as to the voting of qualifying employer securities pursuant to Section 407(d)(5) of ERISA ("Qualifying Employer Securities") credited to the Participant's Account Balance. The Trustee shall vote such Qualifying Employer Securities in accordance with such directions. The Trustee, in a timely manner, shall distribute to each Participant such information as will be distributed to shareholders of such Qualifying Employer Securities in connection with the exercise of such voting rights. If the Trustee does not receive instructions with respect to voting any Qualifying Employer Securities, the Trustee shall have sole discretion as to the manner in which such Qualifying Employer Securities shall be voted.

                           (b) Tender or Exchange Offer. Each Participant shall have the right to direct the Trustee, in writing, as to the manner in which to respond to a tender or exchange offer with respect to Qualifying Employer Securities credited to the Participant's Account Balance, and the Trustee shall respond in accordance with such direction. The Trustee, in a timely manner, shall distribute to each Participant such information as will be distributed to shareholders of the Qualifying Employer Securities in connection with any tender or exchange offer for such securities. If the Trustee does not receive timely direction with respect to tendering or exchanging any such securities, the Trustee shall have sole discretion in such matters.

         If there shall be any inconsistency between the provisions of Amendment Nos. 1 and 2 or the Plan, and the provisions of this Amendment, this Amendment shall control.

         Amendment No. 3 executed at Bloomfield, Connecticut this 16th day of December, 1997.

                                                        ANDERSEN GROUP, INC.




                                                        By: /s/Francis E. Baker

                                                        Its: President